EXHIBIT 10.6

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT ("Agreement"), is made as of the 1st day of December, 1995 (the "Initial Grant Date") between Kevin P. Fitzgerald (the "Optionee") and NEFF Corporation (the "Company"), a Delaware corporation.

                                    RECITALS

         WHEREAS, as of July 17, 1995, the Company has employed the Optionee as President of the Company.

         WHEREAS, to induce the Optionee to accept employment as the President of the Company, the Company agreed to grant Optionee certain options to purchase the Company's common stock, par value $.01 per share (the "Common Stock") on the terms set forth herein.

         NOW THEREFORE, in consideration of the foregoing and the premises, obligations and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS.

                  As used herein, the following terms have the following respective meanings. Capitalized terms not defined in this Section 1 shall have the meanings assigned to them in the body of this Agreement.

                  1.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

                  1.2 "Affiliate" shall mean, with respect to a Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

                  1.3 "Board" means the Board of Directors of the Company.

                  1.4 "Cause" means:

                           (a) the commission of an act of fraud or intentional
misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company;


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                           (b) dishonesty or willful misconduct in the
performance of duties;

                           (c) involvement in a transaction in connection with
the performance of duties to the Company which transaction is adverse to the interests of the Company and which is engaged in for personal profit; or

                           (d) willful violation of any law, rule or regulation
in connection with the performance of duties (other than traffic violations or similar offenses).

                  1.5 A "Change in Control" shall mean the occurrence during the term of the Option of:

                           (a) An acquisition of any voting securities of the
Company, (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding Voting Securities; PROVIDED, HOWEVER, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary") (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                           (b) The individuals who, as of the date hereof are
members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; PROVIDED, HOWEVER, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or


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


                           (c)      The consummation of:

                                    (i) A merger, consolidation or
reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                                             (A) the stockholders of the
Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                                            (B) the individuals who were members
of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                                            (C) no Person other than (i) the
Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities), has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

                                    (ii) A complete liquidation or dissolution
of the Company; or

                                    (iii) An agreement for the sale or other
disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject


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

Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                           (d) The delivery by the Company of a Piggyback
Registration Notice, as defined in Section 15.1, to the Optionee stating that the Company intends to file a registration statement on Form S-1 under the Securities Act to register the Common Stock in an initial public offering of the Common Stock.

                           (e) For the purpose of this definition, the "Company"
shall mean any of Neff Corporation, Neff Machinery or Neff Rental; and the "Common Stock" shall mean the Common Stock of any of Neff Corporation, Neff Machinery or Neff Rental.

                  1.6 "Claim" shall mean any action, assessment, cause of action, charge, claim, counterclaim, defense, demand, expense, fine, interest, inquiry, investigation, judgment, legal action, litigation, liability (joint or several), obligation, payment, penalty, proceeding or suit (including any punitive damages, any reasonable fees and expenses of attorneys, accountants, other professional advisors and expert witnesses, and any costs of investigation and preparation) of any kind or nature whatsoever.

                  1.7 "Code" means the Internal Revenue Code of 1986, as amended.

                  1.8 "EBITDA" for a fiscal year shall mean earnings before interest, taxes, depreciation and amortization for such year, determined in accordance with generally accepted accounting principles and the accounting policies of the Company applied in accordance with past practice, on the basis of information set forth in the Company's audited income statement and cash flow statement for such fiscal year.

                  1.9 "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith.

                  1.10 "Neff Machinery" shall mean Neff Machinery, Inc., a wholly-owned subsidiary of the Company.

                  1.11 "Neff Rental" shall mean Neff Rental, Inc., a wholly-owned subsidiary of the Company.


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

                  1.12 "Person" shall mean an association, business trust, corporation, estate, general partnership, governmental entity (or any agency, department or political subdivision of a governmental entity), individual, joint stock company, joint venture, limited liability company, limited partnership, professional association professional corporation, trust or any other organization or entity.

                  1.13 "Securities Act" means the Securities Act of 1933, as amended.

         2. GRANT OF OPTIONS.

                  2.1 The Company hereby grants to the Optionee the right and option to purchase all or any part of 1% of the Common Stock outstanding on the date hereof, on a fully diluted basis after giving effect to the proposed issuance of warrants to General Electric Capital Corporation and the proposed grant of options to certain employees of the Company, subject to, and in accordance with, the terms and conditions set forth herein (the "Initial Option").

                  2.2 If the Optionee is still employed by the Company on December 31, 1995 (the "1995 Grant Date"), the Company hereby agrees to grant to the Optionee, on the 1995 Grant Date, the additional right and option to purchase all or any part of 1% of the Common Stock then outstanding, on a fully diluted basis after giving effect to the proposed issuance of warrants to General Electric Capital Corporation and the proposed grant of options to certain employees of the Company, subject to, and in accordance with, the terms and conditions set forth herein (the "1995 Option"). Such grant shall be automatically effective on the 1995 Grant Date without any further action by either the Optionee or the Company.

                  2.3 If the Optionee is still employed by the Company on December 31, 1996 (the "1996 Grant Date"), the Company hereby agrees to grant to the Optionee, on the 1996 Grant Date, the additional right and option to purchase all or any part of 1% of the Common Stock then outstanding, on a fully diluted basis after giving effect to the proposed issuance of warrants to General Electric Capital Corporation and the proposed grant of options to certain employees of the Company, subject to, and in accordance with, the terms and conditions set forth herein (the "1996 Option"). Such grant shall be automatically effective on the 1996 Grant Date without any further action by either the Optionee or the Company. (Each of the Initial Option, the 1995 Option and the 1996 Option may be referred to hereinafter as an "Option," or collectively as the "Options.")

                  2.4 The number and class of shares and the applicable purchase price subject to an Option may be adjusted as provided in Section 11.

                  2.5 The Options are not intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code.


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


         3. PURCHASE PRICE.

                  3.1 The purchase price per share at which the Optionee shall be entitled to purchase shares of Common Stock upon exercise of the Initial Option shall be expressed as a fraction, the numerator of which is: 5 x EBITDA for the Company's fiscal year ended December 31, 1994, [5 x $14,843,126.80] minus long term debt [$22,853,140] and current debt (which shall not include accounts payable and accrued expenses) [$15,129,689] plus cash and cash equivalents [$1,718,067]. Thus, the numerator is $37,950,872. The denominator of the fraction is the number of shares of Common Stock outstanding, subject to adjustments as provided in Section 11.

                  3.2 The purchase price per share at which the Optionee shall be entitled to purchase shares of Common Stock upon exercise of the 1995 Option shall be expressed as a fraction, the numerator of which is 5 x EBITDA for the Company's fiscal year ended December 31, 1995, minus long term debt and current debt (which shall not include accounts payable and accrued expenses), plus cash and cash equivalents. The denominator of the fraction is the number of shares of Common Stock outstanding, subject to adjustments as provided in Section 11.

                  3.3 The purchase price per share at which the Optionee shall be entitled to purchase shares of Common Stock upon exercise of the 1996 Option shall be expressed as a fraction, the numerator of which is 5 x EBITDA for the Company's fiscal year ended December 31, 1996, minus long term debt and current debt (which shall not include accounts payable and accrued expenses), plus cash and cash equivalents. The denominator of the fraction is the number of shares of Common Stock outstanding, subject to adjustments as provided in Section 11.

                  3.4 (a) If the 1996 Option shall be granted to the Optionee prior to December 31, 1996, pursuant to Section 7 or 8 of this Agreement, the purchase price per share at which the Optionee shall be entitled to purchase shares of Common Stock upon exercise of the 1996 Option shall be the purchase price at which the Optionee was entitled to purchase shares of Common Stock upon exercise of the 1995 Option.

         4. DURATION OF OPTIONS.

                  The Initial, 1995 and 1996 Options shall be exercisable to the extent and in the manner provided herein for a period of ten years from the Initial Grant Date, December 31, 1995 and the December 31, 1996, respectively; provided however, that an Option may be terminated earlier as provided in
Section 7.

         5. EXERCISABILITY OF OPTIONS.

                  The Initial, 1995 and 1996 Options shall be fully vested (100%) and exercisable as of the Initial Grant Date, December 31, 1995 and the December 31, 1996, respectively.


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

         6. MANNER OF EXERCISABILITY AND PAYMENT.

                  6.1 Subject to the terms and conditions of this Agreement, each Option may be exercised in whole at any time, or in part, from time to time, by delivery of written notice to the Company, at its principal executive office. Such notice shall state which Option(s) the Optionee is electing to exercise and the number of shares in respect of which such Option(s) is being exercised and shall be signed by the Optionee. If requested by the Company, the Optionee shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of the Optionee to exercise such Option(s).

                  6.2 The notice of exercise described in Section 6.1 hereof shall be accompanied by the full purchase price for the shares in respect of which the Option(s) is being exercised, in cash, by check, or by transferring shares of Common Stock to the Company having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such shares of Common Stock are substituted or (ii) subject to the consent of the Company, instructions from the Optionee to the Company directing the Company to deliver a specified number of shares of Common Stock directly to a designated broker or dealer pursuant to a cashless exercise election which is made in accordance with such requirements and procedures as are acceptable to the Company in its sole discretion and full payment of all applicable Withholding Taxes (as defined in Section 13) pursuant to Section 13 hereof.

                  6.3 Upon receipt of notice of exercise and full payment for the shares in respect of which an Option is being exercised, the Company shall take such action as may be necessary to effect the transfer to the Optionee of the number of shares as to which such exercise was effective.

                  6.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any shares subject to an Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such shares.

                  6.5 Each certificate representing Common Stock initially issued upon exercise of an Option, unless at the time of exercise, such shares of Common Stock are registered under the Securities Act, shall bear the following legend on the face thereof:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY


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                  BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IN A MANNER
                  EXEMPT FROM REGISTRATION UNDER SUCH ACT.

         7. TERMINATION OF EMPLOYMENT.

                  7.1 In the event the Optionee's employment is terminated for any reason, including for Cause, (i) any Options not yet granted shall be granted immediately, without any further action by the Company or the Optionee and (ii) the Optionee may exercise each Option or portion thereof, at any time before the earlier of the expiration of the fifth anniversary of the termination of his employment or the expiration of the tenth anniversary of the respective date of grant of each Option, after which time the Options shall terminate in full.

                  7.2 In the event of the Optionee's death, the Options shall be exercisable, to the extent provided in this Agreement, by the legatee or legatees under the Optionee's will, or by the Optionee's personal representatives or distributees and such person or persons shall be substituted for the Optionee each time the Optionee is referred to herein.

         8. EFFECT OF CHANGE IN CONTROL.

                  8.1 Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, (i) any Options not yet granted shall be granted immediately, without any further action by the Company or the Optionee, and (ii) the Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, the Initial, 1995 and 1996 Options or any portion of each Option to the extent not yet exercised and the Optionee shall be entitled to receive immediately a cash payment in an amount equal to the excess, if any, of (A) the greater of (x) the Fair Market Value, on the date preceding the date of the surrender, of the shares subject to the Option(s) or portion of the Option(s) surrendered or (y) the Adjusted Fair Market Value of the shares subject to the Option(s) or the portion of the Option(s) surrendered, over (B) the aggregate purchase price for such shares under their respective Option(s); PROVIDED, HOWEVER, that if any Option was granted within six (6) months prior to the Change in Control and the Optionee may be subject to liability under Section 16(b) of the Exchange Act, the Optionee shall be entitled to surrender for cancellation such Option(s) or any portion of such Option(s) during the sixty (60) day period following the expiration of six (6) months from the date of grant of the Option(s) and to receive the amount described above with respect to such surrender for cancellation.

         9. NONTRANSFERABILITY.

                  The Options shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Options shall be exercisable only by the Optionee.


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

         10. NO RIGHT TO CONTINUED EMPLOYMENT.

                  Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

         11. ADJUSTMENTS.

                  In the event of any increase or reduction in the number of shares of Common Stock, or any change (including, but not limited to, a change in value) in the Common Stock or exchange of Common Stock for a different number or kind of securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise, the Company shall make appropriate adjustments to the number and class of shares subject to the Options and the purchase price for such shares. The purpose of this Section 11 is to ensure that following the grant of the 1996 Option, the Options represent the right to acquire 3% of the equity of the Company, on a fully diluted basis.

         12. EFFECT OF A MERGER, CONSOLIDATION OR LIQUIDATION.

                  Subject to Section 8 hereof, upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Options shall continue in effect in accordance with their terms and the Optionee shall be entitled to receive in respect of all shares subject to the Options, upon exercise of the Options, the same number and kind of stock, securities, cash, property or other consideration that each holder of shares was entitled to receive in the Transaction.

         13. WITHHOLDING OF TAXES.

                  The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to each Option. If the Optionee is entitled to receive shares upon exercise of an Option, the Optionee shall pay the Withholding Taxes to the Company in cash prior to the issuance of such shares. In satisfaction of the Withholding Taxes, the Optionee may, with respect to any or all of the Options, make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Company, to have withheld a portion of the shares issuable to him or her upon exercise of an Option, having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the


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

Withholding Taxes, provided that, with respect or an Option for which the Optionee is subject to liability under Section 16(b) of the Exchange Act either:
(i) (A) the Tax Election is made at least six (6) months prior to the date the Option is exercised and (B) the Tax Election is irrevocable with respect to the exercise of all Options which are exercised prior to the expiration of six (6) months following a revocation of the Tax Election or (ii) (A) the Optionee makes the Tax Election at least six (6) months after the date the Option is granted,
(B) the Option is exercised during the ten-day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period.

         14. Loans to the Optionee

                  14.1 If the Optionee is required to pay federal income tax on any income realized by the Optionee as a result of the exercise, in whole or in part, of any Option, the Company shall loan the Optionee an amount of money equal to the amount of federal income tax owed by the Optionee as a result of such exercise (an "Exercise Loan").

                  14.2 Interest shall accrue on the outstanding principal balance of each Exercise Loan and shall be payable with respect to each Exercise Loan annually on December 31 of each year. The interest on an Exercise Loan shall equal the applicable federal interest rate as set forth in Section 1274(d) of the Code at the time such Exercise Loan is made to the Optionee.

                  14.3 In the event of the sale by the Optionee of any percentage of the total number of shares of Common Stock held by the Optionee, within ten business days of such sale, the Optionee shall repay the same percentage of all outstanding Exercise Loans; thus, if the Optionee were to sell 50% of the Common Stock held by the Optionee, he would be required to repay 50% of all outstanding Exercise Loans.

         15. REGISTRATION RIGHTS.

                  15.1 PIGGYBACK REGISTRATION RIGHTS.

                           (a) If during the period from the Initial Grant Date
until the expiration of the fifteenth anniversary of the Initial Grant Date (the "Registration Period"), the Company files a registration statement under the Securities Act to register any of the Common Stock, including a registration statement filed on Form S-1 in an initial public offering of the Common Stock, the Optionee may elect to have any shares of Common Stock issued to him pursuant to this Agreement (the "Registerable Securities") included in such registration statement, PROVIDED HOWEVER, that this election


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shall be inapplicable with respect to any registration statement filed in connection with any merger or acquisition, exchange offer, or employee benefit plan.

                           (b) If the Company plans to file a registration
statement described in this Section 15.1 during the Registration Period (a "Piggyback Registration Statement"), the Company shall give the Optionee prompt written notice of its intention to file such a registration statement. Within fifteen business days following the receipt of such notice from the Company, the Optionee may deliver a written notice to the Company (the "Piggyback Registration Election") demanding that the Company include the Registerable Securities in such Piggyback Registration Statement.

                           (c) If the Piggyback Registration Statement involves
an underwritten offering and the underwriters reasonably believe that the Optionee's requested inclusion of Common Stock issued to him pursuant to this Agreement in the Piggyback Registration Statement could materially adversely affect the success of the offering, then the number of Registerable Securities shall be decreased to the extent that the underwriters deem necessary or advisable given the then current market conditions.

                  15.2 DEMAND REGISTRATION RIGHTS.

                           (a) At any time during the Registration Period, the
Optionee may deliver one notice to the Company demanding that the Company register the Registerable Securities described in such notice (the "Demand Registration Election"). The Demand Registration Election must request the registration of at least fifty percent of the shares of Common Stock then held by the Optionee.

                           (b) Promptly after receiving a Demand Registration
Election, the Company shall prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement registering the Registerable Securities described in the Demand Registration Election (the "Demand Registration Statement") and shall use reasonable efforts to cause the Commission to declare the Demand Registration Statement effective. The distribution of the Registerable Securities so registered shall be effected through investment bankers or broker-dealers selected by the Company and reasonably acceptable to the Optionee, and the Company shall maintain the effectiveness of the Demand Registration Statement for such period (which shall not be required to exceed 120 days) as the Optionee shall request.

                           (c) Notwithstanding anything to the contrary in this
Section 15.2, however, the Company may delay filing the Demand Registration Statement or request the Commission not to declare it effective if (i) the Company has completed an underwritten offering of the Common Stock within the preceding four months, or (ii) the Company's board of directors determines in the exercise of its reasonable and good faith judgment that filing the Demand Registration Statement would materially adversely interfere with the Company's offering of securities or acquisition of another company. If the Company delays filing a Demand Registration Statement because the Company's


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

board of directors makes the foregoing determination, the Company shall promptly give the Optionee written notice of such determination along with a written statement of the general reasons for the postponement and the approximate period of delay. The Company shall file or request the Commission to declare effective the delayed Demand Registration Statement as soon as the reason for the delay no longer exists.

                           (d) If the Company fails to declare a Demand
Registration Statement effective other than because of the Optionee's request to withdraw such registration statement, then the Demand Registration Election shall not count as the one demand registration right of the Optionee under this Agreement.

                  15.3 PREPARATION OF A STOCKHOLDER REGISTRATION STATEMENT.

                           If the Optionee elects to register Registerable
Securities pursuant to a Piggyback Registration Statement or a Demand Registration Statement (either one hereinafter referred to as a "Stockholder Registration Statement"), the Optionee shall provide such information to the Company in connection with the Company's preparation of the Stockholder Registration Statement and enter into such customary agreements in connection with the Stockholder Registration Statement as the Company may request. The Company shall deliver a copy of the Stockholder Registration Statement and any amendments or supplements thereto to the Optionee before filing them with the Commission and provide the Optionee a reasonable opportunity to comment on such documents.

                  15.4 UNDERWRITTEN OFFERINGS.

                           If a Stockholder Registration Statement involves an
underwritten offering, the Optionee must accept the terms of the underwriting as agreed upon between the Company and the underwriters that the Company has selected and enter into the underwriting agreement. The Optionee shall also be subject to any transfer restrictions or conditions with respect to the Registerable Securities that he possesses that the underwriters consider necessary or advisable in such underwriters' business judgment. If requested by the underwriters, the Company shall also enter into the underwriting agreement upon customary terms and conditions.

                  15.5 BLUE SKY REGISTRATIONS.

                           In connection with a Stockholder Registration
Statement, the Company shall use reasonable efforts to register and qualify the transfer of the respective Registerable Securities under the securities laws of any states or other jurisdictions within the continental United States of America that the Optionee designates in the Piggyback Registration Election or the Demand Registration Election, respectively, PROVIDED HOWEVER, that the Company shall not be required to register or qualify to transact business in any such state or jurisdiction in connection with any such registration or qualification or subject itself to taxation by any such state or jurisdiction.


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                  15.6 EXPENSES.

                           The Company shall pay all costs, fees, and expenses
incurred in connection with the preparation and filing of a Stockholder Registration Statement, PROVIDED HOWEVER, that the Optionee shall pay his own accounting and legal fees and expenses and shall bear any underwriter's or broker's discount or commission payable with respect to any Registerable Securities which are the subject of such Stockholder Registration Statement and any transfer taxes attributable to the transfer of such Registerable Securities.

                  15.7 INDEMNIFICATION.

                           With respect to a Stockholder Registration Statement:

                           (a) The Optionee shall indemnify and hold harmless
the Company, each of the Company's Affiliates, agents, directors, employees and officers, each Person who controls the Company within the meaning of the Securities Act, and each underwriter and investment banker that the Company has engaged in connection with a Stockholder Registration Statement against any Claims made against the Company or any such Person with respect to any untrue statement or alleged untrue statement concerning the Optionee contained in a Stockholder Registration Statement or any omission or alleged omission from a Stockholder Registration Statement concerning the Optionee of a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading PROVIDED HOWEVER, that the Optionee shall not have any indemnity obligation for Claims directly or indirectly related or arising with respect to any such untrue statement, alleged untrue statement, omission or alleged omission unless either made or omitted in reliance upon written information furnished to the Company by the Optionee or contained in the description of the plan of distribution for the Registerable Securities in such Stockholder Registration Statement. For the purposes of this
Section 15.7(a), a Stockholder Registration Statement shall include any preliminary or final prospectus contained in a Stockholder Registration Statement and any amendments or supplements to a Stockholder Registration Statement. If the Optionee becomes aware of any material misstatement or omission in a Stockholder Registration Statement, the Optionee shall immediately notify the Company of such misstatement or omission. The Indemnity obligation of the Optionee under this Section 15.7(a) shall be limited to an amount equal to the proceeds that the Optionee received from the sale of his Registerable Securities pursuant to the Stockholder Registration Statement.

                           (b) The Company shall indemnify and hold harmless the
Optionee against any Claims made against the Optionee with respect to any untrue statement or alleged untrue statement contained in a Stockholder Registration Statement, or any omission or alleged omission from a Stockholder Registration Statement of a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading PROVIDED HOWEVER, that the Optionee shall not have any indemnity obligation for Claims directly or indirectly related or arising with respect to any such untrue statement, alleged untrue statement, omission or alleged omission made or omitted in reliance upon written information furnished to the Company by the Optionee or contained in the description of the plan of distribution for the Registerable Securities in such Stockholder Registration Statement. If the Company becomes aware of any material misstatement or omission in a Stockholder Registration Statement, the Company shall immediately notify the Optionee of such misstatement or omission.

                           (c) This indemnification obligation shall be in
addition to any customary agreements required under Section 15.3

                  15.8 COPIES OF THE PROSPECTUS.

                           The Company shall provide the Optionee with a
reasonable number of copies of (a) the preliminary prospectus with respect to any Stockholder Registration Statement, if the Company and the Optionee agree to distribute such preliminary prospectus, (b) the final prospectus with respect to any Stockholder Registration Statement, and (c) the amendments and supplements to any such final prospectus, if any.

                  15.9 LEGAL OPINIONS AND COMFORT LETTERS.

                           If in connection with any Stockholder Registration
Statement the Company obtains a legal opinion or comfort letter for the benefit of any underwriters participating in the distribution of the Registerable Securities, the Company shall use reasonable efforts to cause the law firm or certified public accounting firm rendering such opinion or comfort letter, respectively, to deliver copies of such opinion or comfort letter to the Optionee and permit the Optionee to rely upon them.

                  15.10 REGISTRATION RIGHTS NONTRANSFERABLE.

                           The registration rights set forth in this Section 15
are personal to the Optionee and nontransferable, except in the event of the Optionee's death, in which case they may be transferred to the legatee or legatees under the Optionee's will, or to the Optionee's personal representatives or distributees.

         16. RIGHT OF OPTIONEE TO PARTICIPATE IN STOCKHOLDER SALES

                  16.1 If any stockholders of the Company acting individually, together or pursuant to a common plan, propose to sell, directly or indirectly, more than twenty-five percent (25%) of the Common Stock (the "Selling Stockholders"), the Optionee shall have the right to participate in such sale to the extent provided in this Section 16.

                  16.2 Not less than thirty (30) days prior to any proposed sale of twenty-five percent or more of the Common Stock, the Selling Stockholder(s) shall give the Optionee written notice of the proposed sale, which notice shall include the name of the proposed transferee, the number of shares of stock which the Selling Shareholder(s) intend to sell (the "Tag Along Amount") and the terms and conditions of the proposed transfer (the "Tag Along Notice"). If the Optionee wishes to participate in a sale pursuant to a valid Tag Along Notice, he shall give the Selling Stockholder(s) and the Company written notice of his election to participate not later than fifteen (15) days prior to the proposed sale, specifying the number of shares of stock which he desires to sell.

                  16.3 If the Optionee elects to participate in a sale pursuant to a valid Tag Along Notice, the Selling Stockholder(s) shall not sell any stock in such transaction unless the purchaser thereof at the same time purchases from the Optionee (on the same terms and conditions as stock is to be purchased from the Selling Stockholder(s)), that number of shares of stock at least equal to the lesser of:

                           (a) the total number of shares which the Optionee
desires to sell (the "Desired Amount"); or

                           (b) a percentage of the Desired Amount equal to a
fraction of which the numerator is the Tag Along Amount and the denominator is the total number of outstanding shares of Common Stock.

         17. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents and warrants to the Optionee that:

                           17.1 The Company is a corporation duly organized,
validly existing and in good standing under the laws of the state of Delaware.

                           17.2 The Company has the requisite power and
authority to enter into and perform the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby have been duly authorized by the board of directors of the Company and no other corporate approval or authorization or other action on the part of the Company is necessary in order to permit the Company to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                           17.3 Shares of the Common Stock, when issued,
delivered and paid for pursuant to this Agreement will be validly issued, fully paid and non-assessable.

         18. REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE.

                  The Optionee hereby represents and warrants to the Company that:

                  18.1 The Optionee is acquiring the Common Stock to be acquired by him pursuant to the Options for his own account, for investment and not with a view to the sale or distribution thereof, nor with any present intention to distribute or sell the Common Stock.

                  18.2 The Optionee will not sell, assign, transfer, pledge or otherwise dispose of any of the Common Stock acquired pursuant to the Options unless and until the same are registered under the Securities Act, and any applicable state securities law, or an exemption from such registration is available, and until the Company shall have received a written opinion from counsel acceptable to the Company that the disposition is in compliance with the requirements of the Securities Act and any applicable state securities law.

         19. RIGHT OF FIRST REFUSAL.

                  In the event of the death of the Optionee and the transfer of any Options and/or Common Stock to the Optionee's legatee or legatees under the Optionee's will, or to the Optionee's personal representatives or distributees (the "Transferee," for purposes of this Section 19 only), and/or the exercise by the Transferee of any unexercised Options, the Transferee shall be bound by the following:

                  19.1 OFFER TO SELL SHARES.

                           If the Transferee shall at any time receive a bona
fide written offer from a third person (the "Third Person") for the purchase of any amount of Common Stock (the "Offered Stock") owned by the Transferee, then the Transferee shall (a) notify the Company of the Third Person's offer, setting forth in reasonable detail its terms and conditions and identifying the Third Person, its principals and affiliates, if applicable, (the "Transferee's Notice") and (b) give a right of first refusal to the Company to purchase the Offered Stock on the same terms and conditions as are set forth in the Third Person's offer.

                  19.2 EXERCISING RIGHT OF FIRST REFUSAL.

                           (a) The Company shall respond to the Transferee's
Notice within thirty (30) days of receipt stating whether or not it wishes to exercise its right of first refusal. If the Company does not respond within such thirty (30) day period, it shall be conclusively presumed that the Company has chosen not to exercise its right of first refusal.

                           (b) If the Company chooses to exercise its right of
first refusal, then the Company shall purchase and the Transferee shall sell the Offered Stock on the terms and conditions set forth in the Third Person's offer. The closing of such sale shall be held at the Company's principal office, on any business day specified by the Transferee, with not less than five (5) business days prior notice, PROVIDED HOWEVER, that the closing must occur by the later of the date of closing specified in the Third Person's offer or ninety (90) days after the Company gives notice of its election to purchase the Offered Stock.

                           (c) If the Company fails to purchase the Offered
Stock after having elected to do so (unless such failure results from the Transferee's default), the Transferee shall be entitled, in addition to any other remedies it may have under this Agreement, at law or in equity, to sell the Offered Stock to any purchaser and on such terms and conditions as it may determine, without regard to the Company's right of first refusal.

                  19.3 SALE TO THE THIRD PERSON.

                           If the Company fails to exercise the right of first
refusal, then the Transferee shall be free for a period of ninety (90) days after the end of the aforesaid option period to sell the Offered Stock to the Third Person on the terms and conditions contained in the Third Person's offer; provided however, that any such transfer shall be null and void and the Company shall refuse to recognize such transfer, if such transfer would be made in a transaction to which registration requirements of the Securities Act are applicable unless such interest is registered under the Securities Act or is transferred pursuant to an exemption from the Securities Act or would violate any applicable state or other securities laws, rules or regulations.

         20. NOTICES.

                  All notices or other communications which may be or are required to be given, served or sent by a party pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by courier), mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telex or facsimile transmission, addressed as follows:

         If to the Company:                   4343 NW 76th Ave.
                                              Miami, Florida 33166

         If to the Optionee:                  624 Cambridge Terrace
                                              Ft. Lauderdale, Florida, 33326


         21. MODIFICATION OF AGREEMENT.

                  This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

         22. SEVERABILITY.

                  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

         23. GOVERNING LAW.

                  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida without giving effect to the conflicts of laws principles thereof.

         24. SUCCESSORS IN INTEREST.

                  This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

         25. HEADINGS.

                  Headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         26. COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            NEFF CORPORATION


                                            /s/ KEVIN P. FITZGERALD
                                            -----------------------------
                                            KEVIN P. FITZGERALD

                                            By:
                                            Title:



                                            For the purpose of SECTION 16 only:

                                            /s/ JORGE MAS, JR.
                                            -----------------------------
                                            JORGE MAS, JR.


                                            /s/ JUAN CARLOS MAS
                                            -----------------------------
                                            JUAN CARLOS MAS


                                            /s/ JOSE RAMON MAS
                                            -----------------------------
                                            JOSE RAMON MAS

                       AMENDMENT TO STOCK OPTION AGREEMENT

         THIS AMENDMENT TO STOCK OPTION AGREEMENT ("Amendment"), is made as of May 19, 1998 between Kevin P. Fitzgerald (the "Optionee") and NEFF Corp. (the "Company"), a Delaware corporation.

                                    RECITALS

         WHEREAS, the Optionee and the Company have entered into a Stock Option Agreement, dated as of December 1, 1995 (the "Agreement") pursuant to which the Optionee was granted certain options (the "Options") to purchase the Company's common stock, par value $.01 per share;

         WHEREAS, the Company has converted its common stock into Class A Common Stock, par value $.01 per share of the Company (the "Class A Common Stock");

         WHEREAS, the Optionee has agreed to fix the number of shares of Class A Common Stock subject to the Options in exchange for an additional option to be granted by the Company under the Company's 1998 Stock Incentive Plan to the Optionee to purchase 100,000 shares of Class A Common Stock; and

         WHEREAS, the Optionee and the Company have agreed to amend the terms of the Agreement as set forth in this Amendment.

         NOW THEREFORE, in consideration of the foregoing and the premises, obligations and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 1 of the Agreement is amended by adding the following definitions:

                  "Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company and the Class B Special Common Stock, par value $.01 per share, of the Company.

                  "Change in Capitalization" means any increase or reduction in the number of shares of Class A Common Stock, or any change (including, but not limited to, a change in value) in the Class A Common Stock or exchange of Class A Common Stock for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

         2. Notwithstanding anything to the contrary in the Agreement, effective upon consummation by the Company of an initial public offering of the Class A Common Stock effected pursuant to Registration Statement No. 333-48077, as amended from time to time, filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933 (the "Common Stock Offering"), the aggregate number of shares of Common Stock which the Optionee may purchase pursuant to the Options is 657,220 shares of Class A Common Stock (688,299 if the U.S. Underwriters' over-allotment option is exercised) and the aggregate purchase price for such shares of Class A Common Stock upon exercise of the Options is $1,603,010.

         3. Section 11 of the Agreement is amended by deleting it in its entirety and replacing it with the following text:

         In the event of a Change in Capitalization, the Company may make appropriate adjustments to the number and class of securities subject to the Options and the purchase price for such securities. Subject to Section 8 hereof, upon the effective date of (i) the liquidation or dissolution of the Company or
(ii) a merger or consolidation of the Company (a "Transaction"), the Options shall continue in effect in accordance with their terms and the Optionee shall be entitled to receive in respect of all shares of Class A Common Stock subject to the Options, upon exercise of the Options, the same number and kind of stock, securities, cash, property or other consideration that each holder of Class A Common Stock was entitled to receive in the Transaction in respect of a share of Class A Common Stock.

         4. Upon consummation of the Common Stock Offering, the Company shall grant to the Optionee an option to purchase 100,000 shares of Class A Common Stock under the Company's 1998 Stock Incentive Plan (the "1998 Option"). The 1998 Option shall be immediately exercisable, have a ten year term and is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code. The per share purchase price of shares of Class A Common Stock subject to the 1998 Option shall be equal to the per share price of Class A Common Stock offered to the public in the Common Stock Offering.

         5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                   NEFF CORP.

                                   /S/ KEVIN P. FITZGERALD
                                   ----------------------------------
                                   By:  Kevin P. Fitzgerald
                                   Title:  President and Chief Executive Officer

                                   KEVIN P. FITZGERALD


                                   /S/ KEVIN P. FITZGERALD
                                   ----------------------------------

                                       3